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
IMPORTANT LEGAL INFORMATION UNDER THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

          This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

GPUE DIRECTORS BEGIN WORK
ON REORGANIZATION NEXT STEPS

by Donna Rovins

Using GPU Energy's Vision and Inspired Leadership qualities as guideposts, the Senior Leadership Team (SLT) has named 27 directors to lead the company through the next phase of the reorganization and the proposed merger with FirstEnergy.

          "We are fortunate to have a large number of talented directors and managers to draw from," said GPU Energy President and Chief Executive Officer Mike Chesser. "I'm excited about the candidates. These new leaders bring to our organization a depth of thinking that is critical to our future success."

          Under the new organizational design, the four regions will be accountable for a balanced scorecard, which includes customer satisfaction, employee satisfaction, asset management, process excellence and operational excellence. The corporate organization, working as centers of excellence, will support the efforts of the regions.

          The four Regional Presidents - Kelly Tomblin, Western
Pennsylvania; Steve Schumacher, Eastern Pennsylvania; Ron Lantzy, Northern New Jersey and Don Lynch, Central New Jersey, announced the following selections:

WESTERN PENNSYLVANIA:

o    MARK LEYO, DIRECTOR - Engineering/Reliability

o    DEE LOWERY, REGIONAL VICE PRESIDENT - Customer Focus

o    JOE DEANE, DIRECTOR - Operations

EASTERN PENNSYLVANIA:

o    BOB STUMP, DIRECTOR - Engineering/Reliability

o    ERNIE WATERS, REGIONAL VICE PRESIDENT - Customer Focus

o    ANDY HUNTER, DIRECTOR - Operations

NORTHERN NEW JERSEY:

o    VERA ADMORE, DIRECTOR - Engineering/Reliability

o    STEVE NICHOLL, REGIONAL VICE PRESIDENT - Customer Focus

o    BETH ARD, DIRECTOR - Operations

CENTRAL NEW JERSEY:

o    JOE FEKETE, DIRECTOR - Engineering/Reliability

o    PHIL LUCCARELLI, REGIONAL VICE PRESIDENT - Customer Focus

o    RICH BREVOGEL, DIRECTOR - Operations.

          The corporate vice presidents, Chuck Mascari, Technical Services and Mike Roche, Customer and Regulatory Services, and Chesser announced the following selections for the corporate organization:

TECHNICAL SERVICES:

o    WALT LASOTA, DIRECTOR - Distribution Engineering

o    SAM THOMAS, DIRECTOR - Transmission Systems

o    KEVIN WRIGHT, DIRECTOR - Power Supply Portfolio Management

o    DAVE ROBERTS, DIRECTOR - Power Market Evaluation

o    RALPH PAPARELLA, DIRECTOR - Power Contract Support Service

o    RICK FIDLER, DIRECTOR - Information Technology Services (IT/S)

          In addition, Mascari also announced the following will retain their general manager positions within IT/S:

o    KEN BUNTING, GENERAL MANAGER - IT/S Infrastructure

o    JOYCE MAYS, GENERAL MANAGER - Business Solutions

o    TOM KRISE, GENERAL MANAGER - Project Office

CUSTOMER AND REGULATORY SERVICES:

o    CHRIS PETERSON, DIRECTOR - Customer Services

o    CHUCK MOWBRAY, DIRECTOR - Environmental Affairs

o    BECKY WINGENROTH, DIRECTOR - Community and Economic Development

o    MIKE FILIPPONE, DIRECTOR - Rates, Legislative and Regulatory/NJ

o BLAINE UPLINGER, STATE GOVERNMENT AFFAIRS VICE PRESIDENT/PA. He will be accountable for Rates, Legislative and Regulatory issues in Pennsylvania.

          Chesser also announced the following selections:

o    EARL BEGLIN, DIRECTOR - Accounting

o    LARRY WENTZEL, DIRECTOR - Human Resources

          Jeff Sturm, Director - Materials and Services, and Phyllis Rispoli, Director - Budget and Planning, will be transition team leaders for the next six months on the GPU/FirstEnergy merger. Responsibilities during their absence will be handled by acting directors:

o    CRAIG FRIES, ACTING DIRECTOR - Materials and Supplies

o    JORGE PUENTES, ACTING DIRECTOR - Budget and Planning

          The new directors will begin immediately working with the Work Transition Team on the next steps of the process, which includes organization structure, people in the organization, work processes and key projects.

          The Work Transition Team is working to develop a plan to aid in the smooth and timely transition from the current organization to the new structure.

          Bill Zewe is project manager for the effort. The four areas of focus are: Organization Structure, led by Stephanie Wolfe; People in the Organization, led by Chris Walker; Work Processes, led by Puentes and Key Projects, led by Joe Lombardo.

          The next phase of the reorganization will be the selection of managers in early December, supervisors by mid-December and full staffing of the organization by the end of the year.

BRIEFLY

MERGER VOTES TUESDAY

Another key step toward securing the merger of GPU, Inc. and FirstEnergy Corp. occurs Tuesday when votes will be counted and certified at Special Shareholders Meetings in Morristown, N.J., and Akron, Ohio. Additionally, the companies recently submitted applications for approval of the proposed merger to the Federal Energy Regulatory Commission, New Jersey Board of Public Utilities and Pennsylvania Public Utility Commission.

FLU SHOTS

Employees unable to receive a flu inoculation at a scheduled location will have the opportunity to receive an immunization from a medical provider of their choice. If an employee receives a flu inoculation from another provider, the company will reimburse the employee the cost of the flu immunization up to a maximum of $13. Employees requesting reimbursement should forward their receipt (include name, SAP number on receipt) to:
Human Resources, Bin 51, GPU Energy Headquarters, Reading Dependents of employees are not eligible for reimbursement for the cost of flu immunizations. Participation in the flu immunization program is entirely voluntary. Questions should be directed to the Human Resources Service Center, 3-910-5555.

INSIGHT

"Leadership is practiced not so much in words as in attitude and in actions." - Harold Geneen

WORK TRANSITION TEAM MANDATE:
SMOOTHLY MOVE GPU ENERGY
INTO ITS NEW ORGANIZATION

by Donna Rovins

          The members of the newly identified Work Transition Team wasted no time getting to work last week after being named by GPU Energy's Senior Leadership Team (SLT). Then again - there's no time to waste.

          "We are on a very aggressive timeline to complete critical components to move the company's reorganization forward," said Bill Zewe, project manager for the team. "We spent the better part of last week digesting comments from about 100 employees who had already begun to identify needs and issues in putting together the new organization. We're using that information as the foundation for our work. We welcome additional comments and suggestions from employees."

          The Work Transition Team is focusing on four specific areas:

          ORGANIZATION STRUCTURE - the design for what the organization structure will look like underneath the director and manager positions on the current chart. Stephanie Wolfe of Performance Management is leading this effort. By Dec. 3, the team will deliver an organizational chart with all positions identified and counted.

          PEOPLE IN THE ORGANIZATION - develop and manage a process to map and move people in the organization into the new positions, and develop programs to help manage the transition by ensuring GPU Energy has the necessary resources to accomplish the transition without a decline in performance. Chris Walker of Compensation is leading this effort. By Dec. 15, the team will deliver a set of job descriptions, salary recommendations, benefit packages, and appropriate documentation detailing the job assignments.

          WORK PROCESSES - lifting current work processes and placing them into the new organization with minimal interruption and maximum retention of work process efficiency. It's not anticipated that a total redesign of the company's processes will be necessary, although some redesign work may be necessary. Jorge Puentes of Project Management is leading this effort. By the end of March, this team will deliver a list of work processes with new owners identified.

          KEY PROJECTS - assuring that key projects that are critical to the company's operations are managed and the resolutions communicated. These projects include, but aren't limited to the Critical Business Issues, Top Quartile Team Recommendations, the business plan integration process, the storm management policies and any other major project initiative that may be under way. This effort is being led by Joe Lombardo of Planning and Cost Analysis. By the end of January, this team will deliver a "living" list of projects, progress, project owners, and the transfer of ownership where applicable.

          As project manager for the team, Zewe will act as liaison between the teams and Central New Jersey Regional President Don Lynch, the SLT representative to the team. Zewe also will ensure that the efforts are on target and moving forward, that they're being conducted in accordance with the design principles and with maximum input from the organization. He'll also work to remove any obstacles that may arise, so that the teams can move quickly and efficiently to completion.

          "One of the first things the team decided was to work together in developing the organizational structure," Zewe added. "That work is so critical to how the other components move forward, that it made sense to use the Work Transition Team itself as the core organization structure group, reaching out to others where necessary."

          The team also reached out quickly for support, asking Kathy Moyer, a former Top Quartile Team member, to join the team. Moyer had been involved in some of the earlier work transition work.

          The team delivered to the SLT on Friday, a first cut at an organization structure: a starting point, according to Zewe, for discussions and refinement to the plan. The team also will work very closely with the company's new directors as the reorganization proceeds.